Exhibit 99.1

TriplePoint Venture Growth BDC Corp. Announces Third Quarter 2014 Financial Results Including Net Increase in Net Assets of $0.47 per share

Declares Fourth Quarter 2014 Dividend of $0.36 Per Share, an Increase of 12.5%

Strong Performance Demonstrates Earnings Capability of TriplePoint’s Venture Lending Model

Menlo Park, Calif., October 27, 2014 — TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company” or “TPVG”), the leading financing provider to venture growth stage companies backed by a select group of venture capital firms in the technology, life sciences and other high growth industries, today announced its financial results for the third quarter ended September 30, 2014.  Reflecting the growth of its net investment income, TPVG also increased its fourth quarter dividend by 12.5% to $0.36 per share.

Third Quarter 2014 Highlights:

•                  Core(1) and GAAP net investment income of $3.7 million ($0.38 per share) and $3.5 million ($0.36 per share).

•                  Net change in assets from operations amounted to $0.47 per share versus $0.29 per share in previous quarter.

•                  Net asset value per share increased $0.15 to $14.64 as of September 30, 2014.

•                  Investment portfolio growth of 20% or $42.0 million to $247.7 million of fair value.

•                  15.2% weighted average yield for debt investments funded in the third quarter resulting in an overall weighted average portfolio yield of 14.5% as of September 30, 2014.

•                  $177.0 million of signed term sheets during the third quarter; closed $19.5 million of new debt commitments to domestic and international venture growth stage companies.

•                  Increased credit facility from $150.0 million to $200.0 million.

•                  Paid a third quarter dividend of $0.32 per share.

“We continued to deploy capital in a disciplined fashion during our second full quarter as a public company and we are very pleased with the results,” said Jim Labe, chief executive officer and chairman of the board of TPVG.   “We achieved a 0.75x leverage ratio and investors are starting to see the full earnings power of our business model.  Our portfolio growth has led to increases in net investment income and dividends to our stockholders, which are covered by core earnings.”

“We remain focused on our targeted yield profile, credit quality, and return potential from warrant and equity investments in developing our venture growth stage portfolio,” said Sajal Srivastava, president and chief investment officer of the Company.  “Given our senior team’s well-established record in this industry, our strong brand, our disciplined approach, and our growing pipeline, we believe we are well-positioned to continue delivering attractive returns to our stockholders.”

(1) Core net investment income is a non-GAAP measure and is provided in addition to, but not as a substitute for, net investment income.  Core net investment income represents net investment income excluding the Company’s capital gains incentive fee.

Portfolio and Investment Activity

During the third quarter of 2014, the Company entered into $19.5 million of new commitments, funded nine debt investments with approximately $39.8 million in principal value, funded one equity investment for approximately $0.2 million, and acquired warrants valued at approximately $0.9 million.  The approximately $39.8 million of debt investments funded in the third quarter had a weighted average yield of approximately 15.2%, contributing to a weighted average portfolio yield of 14.5% as of September 30, 2014, up from the weighted average portfolio yield of 14.4% as of June 30, 2014.  The Company calculates weighted average portfolio yield as the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio at the beginning of each month in the period.

As of September 30, 2014, the Company had 73 investments in 23 companies.  The total cost and fair value of these investments were approximately $245.5 million and $247.7 million, respectively.

The following table shows detailed information of the total investment portfolio as of September 30, 2014.

	As of September 30, 2014
(dollars in thousands)	Cost	Fair Value	Net Unrealized Gains	Number of Investments	Number of Companies
Debt Investments	$237,259	$238,287	$1,028	47	18
Warrants	5,730	6,359	629	22	22
Equity Investments	2,500	3,071	571	4	4
Totals	$245,489	$247,717	$2,228	73	23

Unfunded Commitments

As of September 30, 2014, the Company’s unfunded commitments totaled $138.0 million, $43.5 million of which is dependent upon customers reaching certain milestones before being permitted to request funding.  Of the $138.0 million of unfunded commitments, $36.5 million will expire during 2014 and $101.5 million will expire during 2015 if not drawn prior to expiration.  Since these commitments may expire without being drawn upon, unfunded commitments do not necessarily represent future cash requirements or future earning assets for the Company.

Signed Term Sheets

During the third quarter, TriplePoint Capital’s direct originations platform generated $177.0 million of signed, non-binding term sheets to venture growth stage companies as compared to $57.5 million generated during the second quarter.  All of these opportunities are subject to a number of conditions including completion of due diligence, negotiation of definitive documentation, and investment committee approval, as well as compliance with TriplePoint Capital’s allocation policy.  Accordingly, there is no assurance that any or all of these transactions will be completed or assigned to the Company even though the Company is the primary vehicle through which TriplePoint Capital focuses its venture growth stage business.

Income Statement

For the third quarter of 2014, the Company’s investment income totaled approximately $7.8 million, representing a weighted average portfolio yield of 14.5% on its debt investments during the quarter.

Operating expenses for the third quarter of 2014 were approximately $4.3 million, consisting of $1.4 million of interest expense and amortization of deferred credit facility costs, $0.9 million of base management fees, $0.6 million of administration agreement expenses, $0.3 million of general and administrative expenses, $0.9 million of income incentive fees, and $0.2 million of accrued capital gains incentive fees.

For the third quarter of 2014, the Company recorded net investment income of approximately $3.5 million or $0.36 per share.  The Company’s core net investment income,(1) which excludes the impact of the capital gains incentive fee, was approximately $3.7 million, or $0.38 per share.  The Company believes an important measure of the investment income that the Company will be required to distribute in 2014 is core net investment income, since capital gains incentive fees are accrued based on unrealized gains but are not earned until realized gains occur.

For the third quarter of 2014, the Company’s net change in unrealized gains on investments was approximately $1.2 million, or $0.11 per share, consisting of approximately $0.3 million of net change in unrealized gains on debt investments, $0.6 million of net change in unrealized gains on equity investments, approximately $0.3 million of net unrealized gains on unfunded commitments, and less than $0.1 million of unrealized losses on warrants.

The Company’s net increase in net assets resulting from operations for the third quarter of 2014 was approximately $4.7 million, or $0.47 per share.

Credit Quality

The Company maintains a credit watch list with borrowers placed into one of five categories based on management’s judgment of credit quality, where 1 is the highest rating and all new loans are initially assigned a rating of 2.  As of September 30, 2014, the weighted average investment ranking of the Company’s debt investment portfolio was 1.97, the same as at the end of the prior quarter.  The following table shows the credit rankings for the 18 companies with whom the Company has debt investments outstanding, as of September 30, 2014.

	As of September 30, 2014
(dollars in thousands) Category	Fair Value	Percentage of Debt Investment Portfolio	Number of Companies
Clear (1)	$15,825	6.6%	2
White (2)	212,770	89.3	15
Yellow (3)	9,692	4.1	1
Orange (4)	—	—	—
Red (5)	—	—	—
	$238,287	100.0%	18

Net Asset Value

As of September 30, 2014, the Company’s net assets were approximately $144.8 million, or $14.64 per share, as compared to approximately $143.0 million, or $14.49 per share, as of June 30, 2014.  The increase is the result of the Company’s third quarter investment income and unrealized gains exceeding the Company’s dividend distributions.  The per share calculation is based on the Company’s approximately 9.9 million shares of common stock outstanding as of September 30, 2014.

Liquidity and Capital Resources

As of September 30, 2014, the Company had total cash of approximately $9.9 million, with available capacity of $91.0 million under its revolving credit facility.  As of September 30, 2014, the Company had cash equivalents of approximately $50.0 million, consisting of short-term investments of U.S. Treasury bills that the Company sold on October 1, 2014.

Dividend

The Company’s board of directors declared a quarterly dividend of $0.36 per share for the fourth quarter of 2014 payable on December 16, 2014, to stockholders of record as of November 28, 2014.  This dividend reflects an annualized dividend rate of $1.44 per share, and is a 12.5% increase from the Company’s dividend of $0.32 per share for the third quarter of 2014.

Subsequent Events

Since September 30, 2014:

•                  The Company closed commitments of $20.0 million and funded $12.5 million in new investments.

•                  TriplePoint Capital’s direct originations platform entered into $110.0 million of additional non-binding signed term sheets with venture growth stage companies.

•                  One company prepaid the amounts outstanding under its growth capital loans totaling $5.0 million, along with the associated end-of-term payments, and its remaining unfunded commitment was terminated in conjunction with this prepayment.

Conference Call

The Company will host a conference call at 5:00 p.m. Eastern Time today, October 27, 2014, to discuss its financial results for the quarter ending September 30, 2014.  To listen to the call, investors and analysts should dial 877-201-0168 (domestic) or 647-788-4901 (international) and enter conference ID 20829355.  Please dial in at least five minutes before the scheduled start time.  A replay of the call will be available through November 5, 2014, by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering the passcode 20829355.  The conference call also will be available via a live audio webcast in the investor relations section of the Company’s website, http://www.tpvg.com.  An online archive of the webcast will be available on the Company’s website for 30 days after the call.

About TriplePoint Venture Growth BDC Corp.

TriplePoint Venture Growth BDC Corp.  (the “Company”) (NYSE: TPVG) is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.  It was formed to expand the venture growth stage business segment of its sponsor, TriplePoint Capital LLC.  The Company’s investment objective is to maximize its total return to stockholders primarily in the form of current income and, to a lesser extent, capital appreciation by primarily lending with warrants to venture growth stage companies focused in technology, life sciences and other high growth industries backed by a select group of leading venture capital investors.  More information is available at http://www.tpvg.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same.  Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control.  Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements.  For a further list and description of such risks and uncertainties, see the Company’s final prospectus filed with the Securities and Exchange Commission on March 7, 2014, and other reports filed by the Company with the Securities and Exchange Commission.  The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company.  Forward-looking statements are not predictions of future events.  The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact

Chuck Dohrenwend or Trevor Martin

Abernathy MacGregor

212-371-5999 / 415-926-7961

cod@abmac.com / trm@abmac.com

TRIPLEPOINT VENTURE GROWTH BDC CORP

CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES

(dollars in thousands, except per share data)

As of September 30, 2014
Assets
Investments at fair value (amortized cost of $245,489)	$247,717
Short-term investments at fair value (cost of $50,000)	49,998
Cash	7,543
Restricted cash	2,374
Deferred credit facility costs, and prepaid expenses	3,402
Total Assets	311,034

Liabilities
Revolving credit facility payable	109,000
Payable for U.S. Treasury bill assets	50,000
Other payables, accrued expenses, and liabilities	7,238
Total Liabilities	166,238

Net Assets	$144,796

Preferred stock, par value $0.01 per share (50,000,000 shares authorized; no shares issued and outstanding)	$—
Common stock, par value $0.01 per share (450,000,000 shares authorized; 9,891,575 shares issued and outstanding)	99
Paid-in capital in excess of par value	142,188
Net investment income	6,946
Accumulated net unrealized gains	2,561
Dividend distributions	(6,998)
Net Assets	$144,796

Net Asset Value per Share	$14.64

TRIPLEPOINT VENTURE GROWTH BDC CORP

CONSOLIDATED STATEMENT OF OPERATIONS

(dollars in thousands, except per share data)

	For the Three Months Ended September 30, 2014	For the Period from March 5, 2014 (Commencement of Operations) to September 30, 2014

Investment Income
Interest income from investments	$7,802	$14,504
Other income	56	152
Total investment and other income	7,858	14,656

Operating Expenses
Base management fee	850	1,668
Income incentive fee	938	1,157
Capital gains incentive fee	230	512
Interest expense and amortization of fees	1,370	2,300
Administration agreement expenses	344	737
General and administrative expenses	604	1,336
Total Operating Expenses	4,336	7,710

Net investment income	3,522	6,946

Net realized gains	—	—
Net change in unrealized gains on investments	1,151	2,561

Net Increase in Net Assets Resulting from Operations	$4,673	$9,507

Basic and diluted net investment income per share	$0.36	$0.70
Basic and diluted net increase in net assets per share	$0.47	$0.96
Basic and diluted weighted average shares of common stock outstanding	9,872,564	9,858,725

TRIPLEPOINT VENTURE GROWTH BDC CORP

FINANCIAL HIGHLIGHTS

	For the Three Months Ended September 30, 2014	For the Period from March 5, 2014 (Commencement of Operations) to September 30, 2014

Weighted average portfolio yield (1)	14.5%	14.4%
Coupon income (1)	10.9%	11.0%
Net accretion of discount (1)	0.4%	0.3%
Net accretion of end-of-term payments (1)	3.2%	3.1%

Net investment income to average net asset value (2)	9.7%	8.4%
Net increase in net assets to average net asset value (2)	12.9%	11.5%

Total operating expenses to average net asset value (2)	11.9%	9.3%
Operating expenses excluding incentive fees to average net asset value (2)	8.7%	7.3%
Income component of incentive fees to average net asset value (2)	2.6%	1.4%
Capital gains component of incentive fees to average net asset value (2)	0.6%	0.6%

(1)         Weighted average portfolio yields for periods shown are the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio at the beginning of each month in the period.

(2)         Percentage is presented on an annualized basis.

The following table provides a reconciliation of net investment income to core net investment income for the three months ended September 30, 2014, and for the period from March 5, 2014 (commencement of operations) to September 30, 2014.

TRIPLEPOINT VENTURE GROWTH BDC CORP

RECONCILIATION OF CORE NET INVESTMENT INCOME

(dollars in thousands, except per share data)

Net Investment Income and Core Net Investment Income (dollars in thousands, except per share amounts)	For the Three Months Ended September 30, 2014	For the Period from March 5, 2014 (Commencement of Operations) to September 30, 2014

Net Investment Income	$3,522	$6,946
Capital gains incentive fee	230	512
Core Net Investment Income	$3,752	$7,458

Net Investment Income per share	$0.36	$0.70
Capital gains incentive fee per share	0.02	0.06
Core Net Investment Income per share	$0.38	$0.76

For the three months ended September 30, 2014, the Company recorded accrued capital gains incentive fees of approximately $0.2 million and for the period from March 5, 2014 (commencement of operations) to September 30, 2014, the Company recorded accrued capital gains incentive fee of approximately $0.5 million.  The capital gains incentive fee accrual, as reported under generally accepted accounting principles, is calculated on the basis of net realized and unrealized gains and losses at the end of each period.  The accrued capital gains incentive fee related to the hypothetical liquidation of the portfolio (and assuming no other changes in realized or unrealized gains and losses) would only have become payable to its investment adviser in the event of a complete liquidation of its portfolio as of period end and the termination of the Investment Advisory Agreement (“Agreement”).

The amount of the capital gains incentive fee, if any, which will actually be payable is determined in accordance with the terms of the Agreement and is calculated as of the end of each calendar year (or upon termination of the Agreement).  The terms of the Agreement state that the capital gains incentive fee calculation is based on net realized gains, if any, offset by gross unrealized depreciation for the calendar year.  No effect is given to gross unrealized appreciation in this calculation.